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                                                                     Exhibit 5.1


                          PILLSBURY MADISON & SUTRO LLP
                                  P.O. BOX 7880
                             SAN FRANCISCO, CA 94120
                     Tel: (415) 983-1000 Fax: (415) 983-1200


                                  July 20, 2000


Applied Molecular Evolution, Inc.
3520 Dunhill Street
San Diego, California 92121


Re:      Registration Statement on Form S-1 (Registration No. 333-36830)

Ladies and Gentlemen:

        We are acting as counsel for Applied Molecular Evolution, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 3,750,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company (and 562,500 shares subject to the underwriters' over-allotment option) to be offered and sold by the Company. In this regard we have participated in the preparation of a Registration Statement on Form S-1 relating to such 3,750,000 shares of Common Stock. Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act (a "Rule 462(b) registration statement") is herein referred to as the "Registration Statement."

        We are of the opinion that the shares of Common Stock to be offered and sold by the Company, including any shares of Common Stock registered pursuant to a Rule 462(b) registration statement, have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.


                                       Very truly yours,


                                   /s/ PILLSBURY MADISON & SUTRO LLP


                                       PILLSBURY MADISON & SUTRO LLP